UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-4200

Nabors Red Lion Limited

Canon’s Court

22 Victoria Street

Hamilton HM12 Bermuda

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Backstop Commitment Agreement

On December 6, 2016, C&J Energy Services Ltd. (the “Company”) entered into a backstop commitment agreement (the “Backstop Commitment Agreement”) with the parties thereto (collectively, the “Backstop Parties”), pursuant to which the Backstop Parties have agreed to backstop a $200 million new money investment in the Company and certain of its subsidiaries (collectively, the “Debtors”) pursuant to a rights offering (the “Rights Offering”) to be conducted in accordance with the Second Amended Joint Chapter 11 Plan of Reorganization of CJ Holding Co., et al., pursuant to Chapter 11 of Title 11 of the United States Bankruptcy Code (as amended from time to time, the “Plan”).

In accordance with the Plan, the Backstop Commitment Agreement and the Rights Offering procedures filed in the Debtors’ Chapter 11 proceedings being administered under the caption In re CJ Holding Co., et al., Case No. 16-33590 (DRJ) (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), the Debtors will offer eligible creditors, including the Backstop Parties, the right to purchase new common stock in the reorganized Company (the “New Common Stock”) upon emergence from the Chapter 11 Cases for an aggregate purchase price of $200 million.

The Rights Offering, which commenced on November 15, 2016 and will end on December 9, 2016, unless extended pursuant to the terms of the Rights Offering and the Backstop Commitment Agreement, provides for holders of eligible secured claims under the Credit Agreement, dated as of March 24, 2015 and as amended and modified from time to time, by and among the Company, CJ Holding Co., CJ Lux Holdings S.a.r.l., the other guarantors from time to time party thereto, Cortland Capital Market Services LLC, as successor administrative agent, and the lenders from time to time party thereto, as of the record date set therefor to be granted rights entitling each such holder to subscribe to purchase an amount of New Common Stock (such New Common Stock offered for purchase pursuant to the Rights Offering, the “Rights Offering Shares”) up to such holders’ respective pro rata share of such eligible secured claims. The Rights Offerings Shares, collectively, reflect an aggregate purchase price of $200 million at the per share price of $13.58.

Under the Backstop Commitment Agreement, certain Backstop Parties have agreed to purchase, severally and not jointly, the Rights Offering Shares that are not duly subscribed to by parties other than Backstop Parties pursuant to the Rights Offering at the same per share price as the Rights Offering (the “Backstop Commitment”).

Subject to approval by the Bankruptcy Court, the Debtors will pay the Backstop Parties on the effective date of the Plan (the “Closing Date”) a put option premium equal to 5% of the $200 million committed amount (the “Put Option Premium”), which, if the transactions contemplated by the Backstop Commitment Agreement are consummated, will be paid in the form of New Common Stock at the same per share price offered in the Rights Offering. The Put Option Premium shall be fully earned and nonrefundable as of the date of the Bankruptcy Court order approving the consummation of the transactions contemplated by the Backstop Commitment Agreement. The Company will also be required to pay the Put Option Premium in cash as a termination fee upon the occurance of certain termination events set forth in the Backstop Commitment Agreement. All amounts payable to the Backstop Parties in their capacities as such for the Put Option Premium shall be paid pro rata based on the amount of their respective Backstop Commitments on the Closing Date (as compared to the aggregate Backstop Commitment of all Backstop Parties) except that if a Backstop Party defaults in its commitment, its portion of the Put Option Premium may be reallocated to other Backstop Parties that cover its defaulted commitment. The Company will also be required pursuant to the Backstop Commitment Agreement to reimburse the Backstop Parties for reasonable and documented fees and expenses of certain advisors to the Backstop Parties and to indemnify the Backstop Parties under certain circumstances for losses arising out of the Backstop Commitment Agreement, the Plan and the transactions contemplated thereby.

The rights to purchase New Common Stock in the Rights Offering, any shares issued upon exercise thereof, all shares issued to the Backstop Parties pursuant to the Backstop Commitment Agreement in respect of their Backstop Commitments and pursuant to the Put Option Premium will be issued in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 1145 of Title 11 of the United Sates Code, as amended, Section 4(a)(2) of the Securities Act and/or Regulation D thereunder. As a condition to the closing of the transactions contemplated by the Backstop Commitment Agreement, the Company will enter into a registration rights agreement with certain Backstop Parties entitling such Backstop Parties to request that the Company register their securities for sale under the Securities Act at various times and upon the terms and conditions set forth in the registration rights agreement, a form of which is set forth as an exhibit to the Backstop Commitment Agreement.

The Backstop Parties’ commitments to backstop the Rights Offering, and the other transactions contemplated by the Backstop Commitment Agreement, are conditioned upon the satisfaction of all conditions to the effectiveness of the Plan and other applicable conditions precedent set forth in the Backstop Commitment Agreement. The issuances of New Common Stock pursuant to the Rights Offering and the Backstop Commitment Agreement are conditioned upon, among other things, confirmation of the Plan by the Bankruptcy Court, and the Plan’s effectiveness upon the Company’s emergence from its Chapter 11 Cases.

The Backstop Commitment Agreement contains customary representations, warranties and covenants by each of the Company and the Backstop Parties, including covenants by the Company regarding the conduct of the business of the Company prior to the Closing Date. The Backstop Commitment Agreement also contains customary termination rights exercisable by certain of the Backstop Parties including, among other things, if (i) there has been a material adverse change since December 31, 2015; (ii) the Bankruptcy Court enters an order confirming a plan of reorganization other than the Plan or the Company enters into or seeks Bankruptcy Court authority to enter into an alternative transaction; (iii) the Debtors breach any representation, warranty or covenant in the Backstop Commitment Agreement, subject to certain materiality qualifiers and cure provisions; or (iv) the Closing Date shall not have occurred by February 28, 2017.

The foregoing description of the Backstop Commitment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

On December 6, 2016, the Company entered into the Backstop Commitment Agreement covering the sale, upon the effective date of the Plan, of New Common Stock. The disclosure under Item 1.01 with respect to the Backstop Commitment Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Backstop Commitment Agreement, dated as of December 6, 2016, by and among the Company and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD.
(Registrant)

Date: December 8, 2016	By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Backstop Commitment Agreement, dated as of December 6, 2016, by and among the Company and the other parties thereto.